R:\LEGAL\VIP Registrations2K\Other SEC Filings\N-SAR
exhibits\Exhibit 77Q1(a).doc
Form N-SAR
Registrant:     Franklin Templeton  Variable  Insurance
Products Trust
          Period ended December 31, 2002
          File No. 811-5583
Sub-Item 77Q1(a)
              Amendment Dated October 10, 2002
                      to the Bylaws of
    Franklin Templeton Variable Insurance Products Trust
                        (the "Trust")

WHEREAS, ARTICLE IX, SECTION 2 OF THE BYLAWS PROVIDES THAT
THE BYLAWS MAY BE AMENDED BY THE BOARD OF TRUSTEES; AND

WHEREAS, by resolution dated October 10, 2002, the Board authorized the Bylaws to be amended as set forth below.

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. The first sentence of Article V, Section 1 is replaced in its entirety as follows:

     The officers of the Trust shall be a Chief
     Executive Officer - Investment Management, a Chief
     Executive Officer - Finance and Administration, a
     President, a Secretary and a Treasurer.

2. The first sentence of Article V, Section 7 is replaced in its entirety as follows:

     Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the chairman of the board, if there be such an officer, the president shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust.

3.   The following Sections are added to Article V:

     Section 11.  CHIEF EXECUTIVE OFFICER - INVESTMENT
     MANAGEMENT.  The  Chief Executive Officer -
     Investment Management shall be responsible for the portfolio investments of the Trust, and shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

     Section 12.  CHIEF EXECUTIVE OFFICER - FINANCE AND
     ADMINISTRATION.  The Chief Executive Officer -
     Finance and Administration shall be the principal executive officer of the Trust, shall be responsible for the financial accounting and administration of the Trust, and shall have such other powers and duties as may be prescribed by the Board of Trustees or these Bylaws.

Adopted and approved as of October 10, 2002 pursuant to authority delegated by the Board.

/s/ Steven J. Gray________________
[Name]

Assistant Secretary____________
[Title]